UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 29, 2009

Precision Aerospace Components, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30185	20-4763096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
	2200 Arthur Kill Road Staten Island, NY	10309-1202
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(718) 356-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On June 4, 2009, the Registrant received the signature copy of the master distribution agreement (the “Agreement”) entered into May 29, 2009 between the newly formed, 100% owned, domestic subsidiary of the Registrant, Tiger-Tight Corp. (“Tiger-Tight), and the German company, ESK Ceramics GmbH & Co. (“ESK”).

The Agreement grants Tiger-Tight the right in the United States and Canada to exclusively market and distribute shims and washers more than .8 mm thick (and, with ESK approval, less than .8mm thick) utilizing ESK’s proprietary surface coating which prevents joint relaxation.  The shims and washers will be fabricated by or for ESK.  The Agreement has an initial term extending through December 31, 2014 and may be extended for additional terms of 5 years each.  The agreement is subject to usual and customary mutual termination provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Aerospace Components, Inc.

Date: June 4, 2009	By: /s/ Andrew S.Prince
Name: Andrew S. Prince
Title: President and Chief Executive Officer

Exhibits

10.1	Master Distribution Agreement

2